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                                                                   EXHIBIT 23(d)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 filed as Post-Effective Amendment No. 1 to Registration Statement No. 333-68819 on Form 4 of our report with respect to R.P. Scherer Corporation dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17,1998) included in the Current Report on Form 8-K/A (Amendment No. 1, dated September 28, 1998) of Cardinal Health, Inc. and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
Arthur Anderson LLP


Detroit, Michigan
February 1, 1999.